Exhibit 99.2

CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Consolidated Financial Statements

June 30, 2011 and 2010

(Unaudited – With Independent Accountants’ Review Report Thereon)

KPMG LLP Suite 1400 55 Second Street San Francisco, CA 94105

Independent Accountants’ Review Report

The Board of Directors

CamelBak Products, LLC:

We have reviewed the accompanying consolidated balance sheets of CamelBak Products, LLC and subsidiaries as of June 30, 2011 and 2010, and the related consolidated statements of operations and changes in net investment by Parent, and cash flows for the periods then ended. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with U.S. generally accepted accounting principles and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the consolidated financial statements.

Our responsibility is to conduct the reviews in accordance with Statements on Standards for Accounting and Review Services, issued by the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the consolidated financial statements. We believe that the results of our procedures provide a reasonable basis for our report.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with U.S. generally accepted accounting principles.

October 27, 2011

KPMG LLP is a Delaware limited liability partnership, the U.S. member firm of KPMG International Cooperative (“KPMG International”), a Swiss entity.

CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Consolidated Balance Sheets

June 30, 2011 and 2010

(Unaudited – See accompanying independent accountants’ review report)

	2011	2010
Assets

Current assets:
Cash and cash equivalents	$2,613,000	4,530,000
Accounts receivable – net of allowances of $472,000 and $836,000 in 2011 and 2010, respectively	25,799,000	19,373,000
Note receivable	7,750,000	2,274,000
Inventories	26,659,000	17,612,000
Prepaid expenses and other current assets	1,919,000	2,313,000

Total current assets	64,740,000	46,102,000

Property and equipment – net	6,737,000	7,201,000
Debt issuance costs – net	3,137,000	4,037,000
Goodwill	78,295,000	78,295,000
Intangibles assets – net	33,361,000	34,779,000
Other	326,000	595,000

Total assets	$186,596,000	171,009,000

Liabilities and Members’ Equity

Current liabilities:
Accounts payable	$10,828,000	7,954,000
Accrued liabilities	7,231,000	5,033,000
Bank line of credit	3,000,000	—
Current portion of long-term debt	6,975,000	5,344,000
Income taxes payable	60,000	73,000

Total current liabilities	28,094,000	18,404,000

Long-term debt	80,794,000	89,656,000
Other liabilities	1,348,000	1,731,000

Total liabilities	110,236,000	109,791,000

Members’ equity:
Common member interests (1,000 units at $0 par value)	—	—
Net investment by Parent	76,360,000	61,218,000

Total members’ equity	76,360,000	61,218,000

Total liabilities and members’ equity	$186,596,000	171,009,000

See accompanying notes to consolidated financial statements.

2

CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Consolidated Statements of Operations and Changes in Net Investment by Parent

Periods ended June 30, 2011 and 2010

(Unaudited – See accompanying independent accountants’ review report)

	2011	2010
Net sales	$76,376,000	62,895,000
Cost of goods sold	45,385,000	36,018,000

Gross profit	30,991,000	26,877,000
Selling, general, and administrative expenses	16,435,000	14,632,000

Operating income	14,556,000	12,245,000

Interest expense	(3,618,000)	(4,979,000)
Other (expense) income	(241,000)	188,000

Income before income taxes	10,697,000	7,454,000
Income taxes	(74,000)	(33,000)

Net income	10,623,000	7,421,000

Net investment by Parent, beginning of year	65,737,000	53,797,000

Net investment by Parent, end of period	$76,360,000	61,218,000

See accompanying notes to consolidated financial statements.

3

CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Periods ended June 30, 2011 and 2010

(Unaudited – See accompanying independent accountants’ review report)

	2011	2010
Cash flows from operating activities:
Net income	$10,623,000	7,421,000
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	1,877,000	2,383,000
Loss on disposal of assets	17,000	—
Paid-in-kind interest expense	—	361,000
Amortization and write-off of debt issuance costs	473,000	820,000
Changes in operating assets and liabilities:
Inventory	(1,889,000)	5,460,000
Accounts receivable	(5,408,000)	(5,738,000)
Note receivable	(6,950,000)	(2,274,000)
Prepaid expenses and other assets	(782,000)	(434,000)
Accounts payable	1,404,000	3,273,000
Accrued liabilities	(145,000)	891,000

Net cash (used in) provided by operating activities	(780,000)	12,163,000

Cash flows from investing activities:
Purchase of property and equipment	(1,048,000)	(1,809,000)
Earnout payment for acquisition of Southwest Motorsports	—	(90,000)

Net cash used in investing activities	(1,048,000)	(1,899,000)

Cash flows from financing activities:
Payments on long-term debt	(3,487,000)	(93,023,000)
Issuance of long-term debt	—	90,895,000
Debt issuance costs	—	(4,061,000)
Borrowings on bank line of credit	8,000,000	3,500,000
Payments on bank line of credit	(5,000,000)	(4,500,000)

Net cash used in financing activities	(487,000)	(7,189,000)

Net (decrease) increase in cash and cash equivalents	(2,315,000)	3,075,000

Cash and cash equivalents – beginning of year	4,928,000	1,455,000

Cash and cash equivalents – end of period	$2,613,000	4,530,000

Other cash flow information:
Interest paid	$3,336,000	3,813,000
Income taxes paid	33,000	72,000

See accompanying notes to consolidated financial statements.

4

CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2011 and 2010

(Unaudited – See accompanying independent accountants’ review report)

(1)	The Company

CamelBak Products, LLC (the Company) is a Delaware limited liability company and wholly owned by CBK Holdings, LLC (CBK or Parent). The Company has 1,000 authorized common membership units with no par value and the Parent has all the voting rights but does not participate in distributions.

A majority of CBK’s membership interests are owned by Irving Place Capital (IPC), a private equity investment fund. CBK also owns Armacel Armor Corporation (Armacel), a Nevada corporation.

The Company’s principal business is the design, manufacturing, marketing, and distribution of portable hydration systems, water bottles, and tactical gloves. These products are primarily sold through retailers in the United States, Canada, and Europe and to various governmental agencies, primarily in the United States and Europe.

(2)	Significant Accounting Policies

(a)	Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets and intangible assets; allowances for doubtful accounts and sales returns; and the valuation of inventory, goodwill, and intangibles.

(c)	Cash and Cash Equivalents

Cash and cash equivalents include cash and short-term interest-bearing investments with an original maturity of three months or less.

(d)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on trade accounts receivable are included in net cash (used in) provided by operating activities in the consolidated statements of cash flows. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and the Company’s customers’ financial condition and the current receivables aging and current payment patterns. The Company reviews its allowance for doubtful accounts monthly. Past-due balances over 60 days and over a specified amount are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection

5	(Continued)

CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2011 and 2010

(Unaudited – See accompanying independent accountants’ review report)

have been exhausted and the potential for recovery is considered remote. Write-offs for periods ended June 30, 2011 and 2010 approximated $68,000 and $3,000, respectively. The Company does not have any off-balance-sheet credit exposure related to its customers.

(e)	Inventories

Inventories are stated at the lower of cost or market. The cost of inventory is determined using the first-in, first-out (FIFO) method and it includes direct material, labor costs, and manufacturing overhead. Provisions, when necessary, are made to reduce excess or obsolete inventory to its estimated net realizable value.

(f)	Property and Equipment

Property and equipment are stated at cost. Depreciation is computed by the straight-line method over estimated useful lives of the assets, which generally range from three to seven years. The Company recognizes gains or losses on disposals in other income. In accordance with Impairment or Disposal of Long-Lived Assets Subsections of FASB ASC Subtopic 360-10, Property, Plant, and Equipment – Overall, the Company reviews long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

(g)	Goodwill and Intangible Assets

Goodwill is the excess of the purchase price paid over the fair value of net assets acquired in business combinations. Intangible assets with a limited life are amortized over their estimated useful lives on a straight-line basis. Certain intangible assets, trademarks, and goodwill, which have indefinite lives, are not amortized in accordance with the provisions of FASB ASC Topic 350, Intangibles – Goodwill and Other, but are reviewed annually for impairment or whenever events or changes in circumstances indicate the carrying value may be impaired. When conducting the annual impairment test for goodwill and indefinite-lived intangible assets, the Company compares the estimated fair value of a reporting unit containing goodwill to its carrying amount. The estimated fair value of goodwill is computed using two approaches: the income approach, which is the present value of expected cash flows, discounted at a risk-adjusted weighted average cost of capital; and the market approach, which is based on using market multiples of companies in similar lines of business. If the fair value of the reporting unit is determined to be more than its carrying amount, no impairment is recognized. The estimated fair value of indefinite-lived intangible assets is computed using the income approach, following the relief from royalty method. If the fair value of the intangible is determined to be more than its carrying amount, no impairment is recognized.

(h)	Financing Costs

Financing costs related to the issuance of debt are deferred and amortized over the terms of the related debt using the effective interest method, or the straight-line method if the result approximates the effective interest method.

6	(Continued)

CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2011 and 2010

(Unaudited – See accompanying independent accountants’ review report)

(i)	Revenue Recognition

Revenue is recognized when title to goods and risk of loss pass to the customer, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable. The Company records a reserve for estimated product returns based on established return policies and historical experience. Amounts billed to customers for shipping charges are included in net sales and shipping costs incurred are included in cost of goods sold. The Company offers sales incentives to certain customers, such as purchase volume rebates, and participates in cooperative advertising programs. The majority of sales incentives are recorded as a reduction of sales. Some qualifying cooperative advertising expenses qualify under the provisions of FASB ASC Topic 605-50, Revenue Recognition, Customer Payments and Incentives (FASB Emerging Issues Task Force Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products)), and are recorded in operating expenses.

(j)	Concentrations

The Company’s three largest customers accounted for approximately 28% and 33% of net sales for the periods ended June 30, 2011 and 2010, respectively. Of the three largest customers, one individual customer accounted for 13% and 16% of net sales for the periods ended June 30, 2011 and 2010, respectively. Receivables from the three largest customers represented 21% and 26% of total accounts receivable as of June 30, 2011 and 2010, respectively.

(k)	Warranty

The Company recognizes a liability for estimated future warranty claims based on historical warranty claims experience and the expected future cost of warranty service.

(l)	Advertising

The Company expenses advertising costs as incurred, including substantially all of the costs to produce advertising the first time the advertising takes place. Advertising expense recognized for the periods ended June 30, 2011 and 2010 was $875,000 and $207,000, respectively.

(m)	Research and Development Costs

Research and development costs are expensed as incurred and included in selling, general, and administrative expenses. Amounts totaled $1,444,000 and $1,091,000 for the periods ended June 30, 2011 and 2010, respectively.

(n)	Fair Value of Financial Instruments

For those financial assets and liabilities that are measured at fair value, the Company applies the concepts of FASB ASC Topic 820-10, Fair Value Measurements and Disclosures. This framework establishes a fair value hierarchy that prioritizes the inputs used to measure fair value:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

7	(Continued)

CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2011 and 2010

(Unaudited – See accompanying independent accountants’ review report)

Level 2: Inputs other than quoted market prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The reported amounts of cash and equivalents, accounts receivable, accounts payable, and accrued liabilities approximate their fair value because of the short-term nature of these instruments. The estimated fair value of long-term debt at June 30, 2011 and 2010 approximate book value, and are measured based on Level 2 valuation hierarchy, as it is based on interest rates for debt with similar terms and maturities considering current credit markets and the Company’s credit risk.

(o)	Income Taxes

No provision for federal or state income taxes is necessary for the Company since results of operations are included in the tax returns of the member. The Company’s foreign subsidiaries are subject to local income taxes and taxes attributable to a limited liability company. Provisions for such taxes have been included in the accompanying consolidated financial statements.

In accordance with FASB ASC Topic 740, Income Taxes – Overall, the Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

(p)	Foreign Currency

The functional currency of the Company’s foreign subsidiaries is the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated using the exchange rate on the balance sheet dates, except for nonmonetary assets, which are translated using the historical exchange rate. Revenues denominated in currencies other than the U.S. dollar are translated using monthly average exchange rates prevailing during the year. Expenses denominated in currencies other than the U.S. dollar are translated using a monthly spot exchange rate. The translation adjustments resulting from this process are included in other expense in the consolidated statements of operations.

(q)	Derivatives

The Company accounts for derivative instruments in accordance with FASB ASC Topic 815, Derivatives and Hedging, which requires, among other things, that all derivatives be reported as either assets or liabilities in the consolidated balance sheets at their respective fair values. Changes in fair values are recognized in earnings. The Company’s derivative instruments comprise foreign currency exchange contracts and interest rate swap options. The fair values of the foreign currency exchange contracts are determined using quoted market rates. The fair value of the interest rate swap options is determined using internally developed methodologies that result in management’s best estimate of fair value.

8	(Continued)

CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2011 and 2010

(Unaudited – See accompanying independent accountants’ review report)

(r)	Recently Issued Accounting Standards

In December 2010, the FASB issued ASU 2010-28, Intangibles – Goodwill and Other (ASC Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts, a consensus of the FASB Emerging Issues Task Force (Issue No. 10-A). ASU 2010-28 modifies step 1 of the goodwill impairment test under ASC Topic 350 for reporting units with zero or negative carrying amounts to require an entity to perform step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are adverse qualitative factors, including the examples provided in ASC paragraph 350-20-35-30 in determining whether an interim goodwill impairment test between annual test dates is necessary. The ASU allows an entity to use either the equity or the enterprise valuation premise to determine the carrying amount of a reporting unit. ASU 2010-28 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 for a nonpublic company, and early adoption is permitted. The Company expects that the adoption of ASU 2010-28 in 2012 will not have a material impact on its consolidated financial statements.

(3)	Inventories

Inventories at June 30, 2011 and 2010 consisted of the following:

	2011	2010
Raw materials	$4,076,000	2,814,000
Work in progress and subassemblies	4,879,000	2,523,000
Finished goods	17,704,000	12,275,000

Total	$26,659,000	17,612,000

(4)	Property and Equipment

Property and equipment at June 30, 2011 and 2010 consisted of the following:

	2011	2010
Machinery and equipment	$9,049,000	7,568,000
Computer equipment and software	3,432,000	2,657,000
Furniture and fixtures	1,702,000	1,408,000
Leasehold improvements	2,733,000	2,644,000
Construction in progress	1,174,000	1,250,000

Total property and equipment	18,090,000	15,527,000

Less accumulated depreciation and amortization	(11,353,000)	(8,326,000)

Property and equipment – net	$6,737,000	7,201,000

9	(Continued)

CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2011 and 2010

(Unaudited – See accompanying independent accountants’ review report)

Depreciation expense for the periods ended June 30, 2011 and 2010 was $1,447,000 and $1,226,000, respectively. At June 30, 2011 and 2010, leasehold improvements included $1,952,000 of tenant allowances related to the Company’s headquarters, which is amortized over the life of the lease.

(5)	Intangible Assets and Goodwill

Intangible assets and goodwill at June 30, 2011 and 2010 consisted of the following:

	Estimated useful life (years)	2011	2010
Intangible assets:
Trademarks	Indefinite	$26,994,000	26,994,000
Patents	7 – 15	22,272,000	22,272,000
Customer-related assets	4	4,564,000	4,564,000
Covenants not to compete	3	761,000	761,000
Other	2 – 5	277,000	277,000

Total intangible assets		54,868,000	54,868,000

Less accumulated amortization		(21,507,000)	(20,089,000)

Intangible assets – net		$33,361,000	34,779,000

Goodwill		$78,295,000	78,295,000

Related amortization expense during the periods ended June 30, 2011 and 2010 was $430,000 and $1,157,000, respectively.

Amortization expense for each of the next five periods is estimated as follows:

Six months ending December 31:
2011	$429,000
Year ending December 31:
2012	859,000
2013	859,000
2014	859,000
2015	859,000

Total	$3,865,000

10	(Continued)

CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2011 and 2010

(Unaudited – See accompanying independent accountants’ review report)

(6)	Long-Term Debt

Long-term debt at June 30, 2011 and 2010 was as follows:

	2011	2010
Term loan, due June 21, 2015	$87,769,000	95,000,000
Less current portion	(6,975,000)	(5,344,000)

Long-term portion	$80,794,000	89,656,000

Scheduled maturities of long-term debt at June 30, 2011 are as follows:

Six months ending December 31:
2011	$3,488,000
Year ending December 31:
2012	6,975,000
2013	6,975,000
2014	6,975,000
2015	63,356,000

Total	$87,769,000

Effective June 21, 2010, the Company as borrower, along with CBK as guarantor, entered into a new $110,000,000 credit agreement comprising a $95,000,000 term loan and a $15,000,000 revolving loan. The Company used the proceeds of the term loan to refinance and replace the former credit agreement, pay certain other existing indebtedness, and pay related fees and expenses. The revolving loan is for ongoing working capital needs and other general corporate purposes.

The Company’s $95,000,000 term loan, maturing on June 21, 2015, bears interest at a variable rate equal to, at the Company’s option, the prime rate plus an additional margin of 4.25%, or the London InterBank Offered Rate (LIBOR) (one-, three-, or six-month at the Company’s choice) plus an additional margin of 5.25%, with a floor of 7.00% (1.75% plus the 5.25% margin).

The Company’s revolving bank line-of-credit facility expires on June 21, 2015. The line provides for maximum borrowings of $15,000,000. Borrowings bear interest at a rate equal to, at the Company’s option, the prime rate plus an additional margin of 4.25%, or the LIBOR (one-, three-, or six-month at the Company’s choice) plus an additional margin of 5.25%, with a floor of 7.00% (1.75% plus the 5.25% margin). The Company is required to pay, on a quarterly basis, a commitment fee of 0.75% per year on the unused loan commitments, which were $3,000,000 and $0 as of June 30, 2011 and 2010, respectively.

Borrowings are secured by substantially all of the Company’s assets. The loan agreements also include certain financial covenants, including, but not limited to, requirements to maintain certain fixed charge coverage and leverage ratios and limitations as to (i) indebtedness, liens, and guarantees; (ii) mergers, consolidations, acquisitions, and asset sales; (iii) CBK member distributions; and (iv) capital expenditures.

11	(Continued)

CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2011 and 2010

(Unaudited – See accompanying independent accountants’ review report)

As of June 30, 2011 and 2010, the Company was in compliance with all of the financial covenants under its credit agreements.

(7)	Leases

The Company leases facilities and office equipment under various operating leases. The lease on the Company’s manufacturing facility in Mexico was modified to extend the term to December 31, 2011.

Minimum rent payments under operating leases are recognized on a straight-line basis over the term of the lease including any periods of free rent. Rent expense for the periods ended June 30, 2011 and 2010 was $1,000,000 and $972,000, respectively.

Future minimum rent payments required under all operating leases that have remaining noncancelable lease terms in excess of one year as of June 30, 2011 are as follows:

Six months ending December 31:
2011	$880,000
Year ending December 31:
2012	1,717,000
2013	1,917,000
2014	1,980,000
2015	74,000
Thereafter	—

Total minimum lease payments	$6,568,000

(8)	401(k) Savings Plan

The Company maintains a 401(k) savings plan (the Plan) for employees who are at least 21 years of age, and are eligible to participate the 1st of the month after 30 days of employment. Company contributions to the Plan are based on the amounts contributed by eligible employees up to 3% of an eligible employee’s salary. Company contributions to the Plan for the periods ended June 30, 2011 and 2010 were $115,000 and $107,000, respectively.

(9)	Derivatives

The Company utilizes forward exchange contracts to manage its exposure to certain foreign currency fluctuations. Regular forward exchange contracts are utilized to hedge forecasted cash collections on existing foreign currency denominated accounts receivable. The Company enters into these forward contracts and recognizes changes in the fair value of these contracts in earnings. The Company does not enter into derivatives for trading or speculative purposes.

12	(Continued)

CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2011 and 2010

(Unaudited – See accompanying independent accountants’ review report)

At June 30, 2011 and 2010, forward exchange contracts, which have varying maturities, are as follows:

	June 30, 2011		June 30, 2010
	Notional contract amounts		Notional contract amounts
	Local currency	Equivalent US$	Local currency	Equivalent US$
Euro:
Forward exchange contracts (net sale)	€2,500,000	$3,630,000	€4,400,000	$6,028,000

Total euro (net purchase)	€2,500,000	$3,630,000	€4,400,000	$6,028,000

The fair value of these contracts is $(326,000) and $633,000 at June 30, 2011 and 2010, respectively, and is included in current accrued liabilities and prepaid expenses and other current assets, respectively.

Effective September 1, 2010, the Company entered into an interest rate swap option for a notional amount of $47,500,000, with a cap rate of 4.00% and a termination date of June 21, 2013. The interest rate swap is required as per the credit agreement for the Company’s $95,000,000 term loan to limit the component of the interest cost to the Company in respect of a LIBOR loan. The fair value of the swap option is $12,000 at June 30, 2011 and is included in other assets.

(10)	Related-Party Transactions

The Company has a management agreement with IPC, the majority holder of CBK interests. The agreement provides for semiannual payments from the Company to IPC equal to the greater of a fixed annual fee or a variable annual fee that is based upon the Company’s annual net sales, as defined in the agreement. Certain expenses are also reimbursed. Management fees under the agreement for the periods ended June 30, 2011 and 2010 totaled $545,000 and $470,000, respectively, which is included in selling, general, and administrative expenses.

The Company has a management agreement with Armacel, a subsidiary of CBK. The agreement provides for quarterly payments from Armacel to the Company equal to the greater of a fixed annual fee or a variable annual fee that is based upon the Company’s annual net sales, as defined in the agreement. Management fees under the agreement for the periods ended June 30, 2011 and 2010, respectively, totaled $175,000 and $87,000, which is included in other income – net.

13	(Continued)

CAMELBAK PRODUCTS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2011 and 2010

(Unaudited – See accompanying independent accountants’ review report)

Effective June 21, 2010, the Company entered into a $5,000,000 secured demand note with Armacel whereas the Company advances Armacel funds for ongoing working capital needs and other general corporate purposes. On March 7, 2011, the Company amended the loan agreement with Armacel to increase the maximum advances to $10,000,000 through September 30, 2011. After this date, the maximum returns to $5,000,000. The note bears interest at a per annum rate of 8% and is payable quarterly. As of June 30, 2011 and 2010, the note receivable totaled $7,750,000 and $2,274,000, respectively, and interest receivable totaled $178,000 and $5,000, respectively, which is included in prepaid expenses and other current assets.

(11)	Subsequent Events

On August 24, 2011, Compass Diversified Holdings (CODI) acquired a controlling interest in the Company. The purchase price of $257,500,000 for the membership interests of the Company is based on a total enterprise value of $245,000,000 and included $12,500,000 of cash and working capital adjustments. The Company paid off the former credit agreement and CODI provided loans totaling $145,200,000 to the Company, as part of the transaction. The Company’s management team and a lender in CODI’s Revolving Credit Facility also invested in the transaction alongside CODI.

As part of the transaction, the Company assigned to CBK all its right, title, and interest in the secured demand note with Armacel in the amount of $7,750,000. The Company also entered into a services agreement with CBK for the Company to provide transition services to Armacel until February 29, 2012. As a result of acquisition by CODI, the Company paid the CEO a transaction bonus in the amount of $2,630,000.

On August 24, 2011, the Company terminated the management agreement with IPC and entered into a new agreement with CODI. The agreement provides for a fixed annual fee of $500,000 from the Company to CODI. Certain expenses are also reimbursed.

The Company has evaluated subsequent events form the balance sheet date through October 27, 2011, the date at which the consolidated financial statements were available to be issued, and determined that there are no other items to disclose.

14